                                                                  EXHIBIT 10 (x)


                              THE ALLEN GROUP INC.

                         Key Employee Severance Policy
                                Amendment No. 2


         The second sentence of the first paragraph of The Allen Group Inc. Key Employee Severance Policy is hereby amended and restated in its entirety to read as follows:

                 "For purposes of this Policy, a key employee shall be any employee of the Company (other than any employee of one of the Company's foreign subsidiaries) who holds or at any time held stock options granted under the Company's 1982 Stock Plan, 1992 Stock Plan, or any successor plan thereto, or any employee of the Company designated by the Management Compensation Committee of the Board of Directors of the Company, unless any such employee is covered by an employment or severance agreement with the Company or, as an employee of the Company or one of its domestic subsidiaries, is eligible to receive severance under the laws or general business practices of any foreign country."


February, 1996